EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-111397, 333-74326, 333-33560, 333-47102 and 333-46650) on Form S-8 (Nos. 333-106191, 333-51520, 333-74905, 333-74868, 333-100010, 333-114375 and 333-123933) and on Form S-4 (No. 333-54406) of NVIDIA Corporation of our report dated March 16, 2006, relating to the financial statements, financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
San Jose, California
March 16, 2006